Exhibit 10.7

Heska Corporation Stock Incentive Plan (the “Plan”)
Stock Option Agreement (this “Agreement”)
(Outside Directors)

Award
This Award consists of an Option to purchase the number of Common Shares set forth on the Notice of Stock Option Grant, to which this Agreement is attached, at the Exercise Price per Common Share stated therein, which is not less than one-hundred percent (100%) of the Fair Market Value per Common Share on the Date of Grant (as defined in the Notice of Stock Option Grant).

Tax Treatment	This Option is intended to be a nonstatutory option.
Vesting/ Exercisability
This Option vests and becomes exercisable as set forth in the Notice of Stock Option Grant. In addition, this Option shall vest and become exercisable in full if one of the following events occurs:
•    Your service as an Outside Director of the Company or a Subsidiary terminates due to your death, Disability, or retirement at or after age 65;
•    While you are an Outside Director of the Company or a Subsidiary, a Change in Control is consummated, this Option is not continued by the Company and is not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute its own option for this Option on no less favorable economic terms; or
•    While you are an Outside Director, a Change in Control is consummated and your service is terminated without Cause in connection with or following such Change in Control.

Termination of Service
No additional portion of the Option shall become vested after your service as an Outside Director of the Company or a Subsidiary has terminated for any reason other than those expressly outlined herein. For the avoidance of doubt, and notwithstanding anything herein or in the Plan to the contrary, in the event that your service as an Outside Director terminates because you become an Employee or Consultant of the Company or a Subsidiary, such conversion of status will not be treated as a termination of service for purposes of this Agreement.

Term
This Option expires at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Date of Grant set forth in the Notice of Stock Option Grant; provided, that it will expire sooner if your service terminates prior thereto, as described below.

Exhibit 10.7

Regular Termination
If your service as an Outside Director of the Company or a Subsidiary terminates for any reason other than due to your death or Disability, this Option will expire at the close of business at Company headquarters on the date that is the earlier of the regular expiration date of the Option or ninety (90) days after your termination date. The Company determines when your service terminates for this purpose.

Termination due to Death
If your service as an Outside Director of the Company or a Subsidiary terminates because of your death, then this Option will expire at the close of business at Company headquarters on the date that is the earlier of the regular expiration date of the Option or twelve (12) months after the date of your death.

Termination due to Disability
If your service as an Outside Director of the Company or a Subsidiary terminates due to your Disability, then this Option will expire at the close of business at Company headquarters on the date that is the earlier of the regular expiration date of the Option or twelve (12) months after your termination date.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation.
Notice of Exercise
When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Common Shares you wish to purchase pursuant to the Option. The exercise of the Option will be effective when the Company receives the Notice of Exercise with payment of the Option Exercise Price described herein.

If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Method of Exercise and Payment
When you submit your Notice of Exercise, you must include payment of the Option Exercise Price for the Common Shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:
•    Your personal check, a cashier’s check or a money order;
•    Certificates for Common Shares that you already own, along with any forms needed to effect a transfer of those Common Shares to the Company. The value of the Common Shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. However, you may not surrender Common Shares in payment of the Exercise Price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes; or
•    By net exercise or broker’s cashless exercise procedure, or any other procedures approved by the Committee from time to time.

Exhibit 10.7

Delivery of Common Shares Upon Exercise
As soon as practicable after receipt of the Notice of Exercise and payment in full of the Exercise Price of any exercisable portion of the Option, but subject to the transfer restrictions set forth herein, the Company will deliver to you (or such other person or entity entitled to exercise this Option) a certificate, certificates or electronic book-entry notation representing the Common Shares acquired upon the exercise thereof, registered in your name (or such other person or entity); provided that, if the Company, in its sole discretion, determines that, under applicable securities laws, any certificates issued hereunder must bear a legend restricting the transfer of such Common Shares, such certificates shall bear the appropriate legend.

Restrictions on Resale
By signing this Agreement, you agree not to sell any Common Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are in service with the Company or a Subsidiary (whether as an Employee, Consultant or Outside Director).

Transfer of Option
Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. You may, however, dispose of this Option in your will, by the laws of descent and distribution or through a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

No Retention Rights
Neither this Option nor this Agreement gives you the right to be employed or otherwise retained by the Company or a Subsidiary in any capacity. The Company or a Subsidiary reserves the right to terminate your service at any time and for any reason or no reason, with or without Cause.

No Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required Notice of Exercise to the Company and paying the Exercise Price.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Colorado (without giving effect to its conflicts of law provisions).
The Plan
The Plan is hereby incorporated into this Agreement by reference. Unless otherwise defined herein, all capitalized terms used herein have the same meanings as set forth in the Plan. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

Exhibit 10.7

Entire Agreement
The Notice of Stock Option Grant, this Agreement and the Plan together constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

Counterparts	The Notice of Stock Option Grant may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

By signing the Notice of Stock Option Grant to which this Agreement is attached, you agree to all of the terms and conditions described above and set forth in the Plan.